The Money Store Residential Loan Notes	Record Date: 03/31/02
Series 1998-I	Determination Date: 04/10/02
Statement To Certificateholder	Distribution Date: 04/15/02
5

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	4,016,899.01	21,808.41	662,857.74	0.00	684,666.15	3,354,041.27
Factors per Thousand					0.92817543	28.21151430		29.13968973	142.74945821
A-5	60935FAT7	7.17000%	17,989,000.00	17,989,000.00	107,484.28	0.00	0.00	107,484.28	17,989,000.00
Factors per Thousand					5.97500028	0.00000000		5.97500028	1000.00000000
B	60935FAW0	8.40000%	13,500,000.00	8,686,539.08	60,805.77	261,654.37	0.00	322,460.14	8,424,884.71
Factors per Thousand					4.50413111	19.38180519		23.88593630	624.06553407
M-1	60935FAU4	7.27000%	22,500,000.00	14,477,565.14	87,709.92	436,090.62	0.00	523,800.54	14,041,474.52
Factors per Thousand					3.89821867	19.38180533		23.28002400	624.06553422
M-2	60935FAV2	7.49500%	19,000,000.00	12,225,499.45	76,358.43	368,254.30	0.00	444,612.73	11,857,245.15
Factors per Thousand					4.01886474	19.38180526		23.40067000	624.06553421
Pool I			200,000,000.00	57,395,502.68	354,166.81	1,728,857.03	0.00	2,083,023.84	55,666,645.65
Totals					1.77083405	8.64428515		10.41511920	278.33322825
GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	57,395,502.68	354,166.81	1,728,857.03	0.00	2,083,023.84	55,666,645.65

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 03/31/02
Series 1998-I	Determination Date: 04/10/02
Statement To Certificateholder	Distribution Date: 04/15/02
5

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	21,808.41	0.00
A-5	107,484.28	0.00
B	60,805.77	0.00
M-1	87,709.92	0.00
M-2	76,358.43	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount
A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 03/31/02
Series 1998-I	Determination Date: 04/10/02
Statement To Certificateholder	Distribution Date: 04/15/02
5

Schedule of Remittance

Aggregate Amount Received	2,522,019.10
Monthly Advance (incl. Comp Int.)	19,133.81
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(13,048.01)
(Contingency Fee)	(13,048.01)
(Late Charges)	(16,454.84)
(Escrow)	(10,917.89)

(34,334.94)
Available Remittance Amount	2,487,684.16

Fees
Contingency Fee	13,048.01
Expense Account	1,913.18
FHA Premium Amount	2,140.37
Servicer Fee	13,048.01

Prior Three Months Weighted Average Mortgage Interest Rates
12/01	1/02	2/02

13.766%	13.758%	13.741%

EXHIBIT O	Outstanding Balance	62,406,553.41

	# Accounts	3,112

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	378	7,423,985.17	11.90%
Delinquent 30-59 Days	66	1,083,724.67	1.74%
Delinquent 60-89 Days	33	418,585.41	0.67%
Delinquent 90 and over	24	558,105.32	0.89%
Loans in Foreclosure	18	612,891.16	0.98%
REO Property	4	212,224.86	0.34%

Totals	523	10,309,516.59	16.52%

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 03/31/02
Series 1998-I	Determination Date: 04/10/02
Statement To Certificateholder	Distribution Date: 04/15/02
5

Collateral Information

Accelerated Principal Distribution		0.00
Adjusted Mortgage Interest Rate		12.201
Aggregate Beginning Principal Balance of Loans		64,344,733.94
Aggregate Ending Principal Balance of Loans		62,406,553.41
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		2,140.37
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		88.43
Curtailments		86,049.16
Excess and Monthly Payments		284,474.95
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		16,697.46
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		716,952.73
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		10,893.49
section 4.04 (f)I		26,096.02
Payment of Certificate Remittance Amount (Owner Trustee)		400,606.76
Principal Prepayments (Number / Amount)	88	1,355,669.99
Realized Losses (Current / Cumulative)	211,986.43	27,001,362.16
Reimbursable Amount		0.00
Reserve Amount		10,893.49
Specified Subordinated Amount		6,739,907.77
Spread Amount		6,739,907.77
WAC		13.741%
WAM		180.745
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.451%

Trigger Event Calculation

1. (i)	Exceeds 50% of (ii)	No

(i)	Sixty-day Delinquency Ratio		2.89%
(ii)	Senior Enhancement Percentage		65.80%
2. Both(a) and (b) occur		No

(a)	Either (x) or (y) occur		No
(x)	The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.86%
(y)	The Cumulative Realized Losses exceeds $28,200,000		27,001,362.16
	and (b) either (x) or (y)		Yes
(x)	The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.86%
(y)	The Cumulative Realized Losses exceed $9,400,000		27,001,362.16
If 1) or 2) is “YES” then trigger event is in effect		No

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372